EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD TRUST RECEIVES
CONTINUED LISTING NOTICE FROM THE NYSE DUE TO NON-COMPLIANCE WITH MINIMUM $1.00 SHARE PRICE AND INTENDS TO CURE VIA 1:10 REVERSE STOCK SPLIT

DALLAS, April 23, 2020 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that it received a letter from the New York Stock Exchange (the “NYSE”) dated April 17, 2020, notifying that Ashford Trust is no longer in compliance with NYSE continued listing criteria, which require listed companies to maintain an average closing share price of at least $1.00 over a consecutive 30 trading day period. In accordance with NYSE listing requirements, the Company has six months following receipt of notification to regain compliance.
Ashford Trust plans to notify the NYSE within 10 business days of receipt of the notification that the Company’s current intention is to regain compliance with the share price continued listing criteria by completing a 1:10 reverse stock split by no later than the third quarter of 2020. During the six-month cure period, the Company’s common stock will continue to be listed and trade on the NYSE, subject to compliance with other continued listing requirements.
Ashford Trust can regain compliance at any time during the six-month window if on the last trading day of any calendar month the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading days preceding the end of that month.
Under NYSE rules, Ashford Trust’s common stock trading symbol will have an added designation of “.BC” to indicate that the status of the common stock is “below compliance” with the NYSE continued listing standards. The “.BC” indicator will be removed at such time as the Company regains compliance.

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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.
Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of the novel strain of coronavirus (COVID-19) on our business; our ability to meet the NYSE continued listing standards; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; general volatility of the capital markets and the market price of our common stock and preferred stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.